                                                                    EXHIBIT 10.3

                                  CONFIRMATION

Date:      April 30, 2002

To:        Ambac Financial Services, L.P. ("Ambac")

From:      MONY Holdings, LLC (the "Company")

Ladies and Gentlemen:

     The purpose of this communication (this "Confirmation") is to confirm the terms and conditions of the interest rate swap transaction (the "Swap Transaction") entered into between Ambac and the Company on the Trade Date specified below.

     The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between this Confirmation and the Definitions or the Agreement identified below, this Confirmation will prevail for purposes of the Swap Transaction.

     This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms part of and is subject to, the Master Agreement dated as of April 30, 2002 between Ambac and the Company (the "Agreement"), and the Swap Transaction is a "Transaction" for all purposes of the Agreement. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     The terms of the Swap Transaction to which this Confirmation relates are as follows:

1.   General Terms:

     Trade Date:                   April 24, 2002

     Effective Date:               April 30, 2002

     Termination Date:             January 21, 2017

     Business Day:                 New York, New York, and London, England

     Notional Amount:              As indicated in Annex 1, subject to reduction
                                   as provided in this Confirmation

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Floating Amounts:

Floating Rate Payer:                Ambac

Ambac Payment Dates:                The 21st day of January, April, July and
                                    October in each year, commencing in July
                                    2002 and ending in January 2017, subject to adjustment in accordance with the Modified
                                    Following Business Day Convention, and the
                                    Termination Date

Floating Rate Option:               For each Ambac Calculation Period, the rate
                                    per annum set as Three-Month LIBOR for the Interest Period for the Notes scheduled to begin on the first day of that Calculation
                                    Period

Designated Maturity:                Three months

Spread:                             0.55%

Floating Rate for initial
Calculation Period:                 1.92125% p.a.

Floating Rate Day Count Fraction:   Actual/360

Reset Dates:                        The first day of each Calculation Period

Fixed Amounts:

Fixed Rate Payer:                   The Company

Period End Dates:                   The 21st day of January, April, July and
                                    October in each year, commencing in July
                                    2002 and ending in January 2017, subject to No Adjustment

Company Payment Dates:              Same as Ambac Payment Dates

Fixed Rate:                         6.44% p.a.

Fixed Rate Day Count Fraction:      30/360

Calculation Agent:                  At any time, the person who at the time is
                                    the Calculation Agent for purposes of the Indenture

                                        2

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2.   Other Provisions:

     I.   Designation of Early Termination Date in Certain Circumstances.

     (a) Notwithstanding anything to the contrary in the Agreement, each of the following will constitute an Additional Termination Event, with respect to which the Company will be the Affected Party and the Early Termination Date will automatically be the date indicated below (without need for any notice under Section 6(a) of the Agreement):

          (i) A Redemption Date for redemption in full of all of the Notes is designated pursuant to the terms of the Indenture. In this case, the Early Termination Date will be the Redemption Date so designated.

          (ii) Defeasance occurs with respect to the Notes pursuant to the terms of the Indenture. In this case, the Early Termination Date will be the date Defeasance occurs.

          (iii) The outstanding principal amount of the Notes is declared to be (or automatically becomes) due and payable on any day (the "Accelerated Due Date") prior to the Stated Maturity Date for the Notes for any other reason pursuant to the Indenture. In this case, the Early Termination will be the Accelerated Due Date.

          (iv)   Breach by the Company of its covenant in Section 10.01 or
          Section 10.02 of the Indenture not to enter into a Supplemental Indenture that adversely affects the rights and interests of Ambac without its prior written consent.

     (b) Promptly after receipt of notice that a Redemption Date has been designated, and promptly upon notice from the Company to the Trustee that the Company has elected to cause Defeasance, and promptly upon learning that an Accelerated Due Date has been designated or occurred pursuant to the Indenture, the Company shall give notice of all relevant circumstances to Ambac. The amount, if any, payable in connection with the early termination shall be determined and paid as provided in the Agreement, except as specified in part III of this provision.

     II.  Reductions of the Notional Amount.

     (a) Notwithstanding anything to the contrary elsewhere in this Confirmation, if pursuant to the Indenture a portion, but not all, of the principal of the outstanding Notes is prepaid in connection with a Trigger Event or a Redemption Date for a partial redemption of the Notes is designated, the Company shall give Ambac prompt notice of all the relevant circumstances and, whether or not it does so, the Notional Amount will automatically be reduced, with effect on the relevant prepayment date or Redemption Date (the "Notional Amount Reduction Date"), by an amount (the "Notional Reduction Amount") equal to the aggregate principal amount of the Notes being so prepaid or the aggregate principal amount of the Notes being so redeemed, so that, immediately after the reduction, the Notional Amount is equal to the aggregate principal amount of the Notes scheduled to remain outstanding after the partial prepayment or partial redemption (the "Remaining Notional Amount").

     (b) In connection with any reduction of the Notional Amount pursuant to the preceding paragraph, the following will apply.

          (i) On the Business Day before the relevant Notional Amount Reduction Date (the "Determination Date"), Ambac will make the determination provided for in the next subparagraph treating the Swap Transaction as if consisted of two separate Swap Transactions identical in all respects except that one (the "Hypothetical Terminated Transaction") will be treated as having a Notional Amount equal to the Notional Reduction Amount and the other will be treated as having a Notional Amount equal to the Remaining Notional Amount.

          (ii) On the Determination Date, Ambac will determine the amount, if any (the "Notional Reduction Settlement Amount"), that would be payable by it to the Company or by the Company to Ambac under Section 6(e) of the Agreement if the relevant Notional Amount Reduction Date were an Early Termination Date designated for the Hypothetical Terminated Transaction in connection with an Additional Termination Event involving the Company as the sole Affected Party. Ambac will make this determination at approximately 1l:00 a.m., New York City time, on the Determination Date or such other time as it, in good faith, selects with a view to making the determination in liquid market conditions.

          (iii) Promptly after it determines the Notional Reduction Settlement Amount, Ambac will give the Company and the Trustee notice of that amount, setting forth in reasonable detail how the amount was calculated, and identifying which of the parties will be required to make the payment pursuant to the next subparagraph.

          (iv) On the relevant Notional Amount Reduction Date, the Notional Reduction Settlement Amount will be payable by the party indicated in the notice given by Ambac pursuant to the preceding subparagraph, and that amount will, for all purposes of the Agreement, be treated as an early termination Settlement Amount.

     III. Early Termination in Connection with Optional Redemption of the Notes.

     (a) Notwithstanding anything to the contrary in the Agreement, if the Company proposes to redeem all the Notes in full, it will give Ambac notice to that effect not later than the third Business Day prior to the date on which the Company proposes to give the related notice of redemption pursuant to Section 12.06 of the Indenture, indicating therein the date on which the Company proposes to give that notice of redemption (the "Redemption Notice Date") and the proposed Redemption Date.

     (b) If Ambac receives any such notice from the Company, Ambac will, not later than 1l:00 a.m., New York City time, on the Business Day before the relevant Redemption

                                        4

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     Notice Date, give the Company notice of Ambac's good faith estimate of the amount, if any, that would be payable under Section 6(e) of the Agreement as modified by the following paragraph, in connection with the early termination of the Swap Transaction as a result of the proposed redemption of the Notes. Neither the Company nor Ambac will have any liability to the other as a result solely of any difference between the actual amount, if any, payable under Section 6(e) of the Agreement in connection with the early termination of the Swap Transaction and the estimate communicated by Ambac to the Company pursuant to this provision. However, the preceding sentence is without prejudice to Ambac's right to recover any such difference pursuant to the Agreement, subject to the terms thereof, and Ambac acknowledges that the Company will rely on the estimate in the related notice of redemption given by it pursuant to Section 12.06 of the Indenture.

     (c) In connection with any redemption in full of the Notes, Ambac will determine the amount, if any, payable pursuant to Section 6(e) of the Agreement in connection with the related early termination of the Swap Transaction pursuant to part I of this provision at approximately 1l:00 a.m., New York City time, on the Business Day before the relevant Redemption Date and, as promptly as practicable after the determination, on that date, give the Company notice of that amount, with such reasonable detail as is required for a notice given under Section 6(d) of the Agreement, so as to enable the Company to satisfy its obligation to deposit any such amount payable by the Company prior to the Redemption Date, as required by Section 12.07 of the Indenture.

     (d) The amount, if any, payable in connection with the related early termination of the Swap Transaction will, however, actually be payable to Party A or Party B, as applicable, on the Early Termination Date coinciding with the relevant Redemption Date.

     IV.  Certain Defined Terms.

          For purposes of the Swap Transaction, the following terms will have the meanings indicated and capitalized terms used and not otherwise defined in this Confirmation will have the meanings given to them in the Indenture:

          "Notes" means the Series A Floating Rate Insured Notes due January 21, 2017 with an initial aggregate principal amount equal to the initial Notional Amount issued by the Company pursuant to the Indenture.

          "Indenture" means the Indenture dated as of April 30, 2002, among MONY Holdings, LLC, Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee, as it may be amended from time to time in accordance with its terms.

          "Trustee" means, at any time, the person acting in the capacity of Trustee under the Indenture.

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3.   Account Details:

     Account for payments to Ambac:

               Bank:         Bank of New York
               ABA No.:      021000018
               Beneficiary:  IOC 565 (Account of Ambac Financial Services, L.P.,
                             Account No. 111569 AFP)
               Account No.:  111569 AFP
               Reference:

     Account for payments to the Company:

               Bank:         Bank One, NA
                             Chicago, IL
               ABA No.:      071-000013
               Account No.:  1043256
               Further Credit to: 6300021103
               Reference:    Mony Holdings Ser A Flt Rte Ins Nts due 2017
               Attn:         M. Pinzon

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

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

MONY HOLDINGS, LLC


By: /s/ Richard Daddario
    -----------------------------------------------
    Name:  Richard Daddario
    Title: Chief Financial Officer
    Date:  April 30, 2002


Confirmed as of the date first above written:

AMBAC FINANCIAL SERVICES, L.P.
    By: Ambac Financial Holdings, Inc., its
    General Partner

By: /s/ Steven L. Dymant
    -----------------------------------------------
    Name:  Steven L. Dymant
    Title: Managing Director
    Date:

By: /s/ Paul Brody
    -----------------------------------------------
    Name:  Paul Brody
    Title: First Vice President and Director of Operations
    Date:

                                        7

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                                                                         ANNEX I
                                                                         -------

                                Notional Amounts

-------------------------------------------------------------------------------------------------
                         First Day and Last Day of                              Notional Amounts
                     Calculation Period(s) as Scheduled                             (in USD)
    (with last day excluded in calculations, as provided in the Definitions)
-------------------------------------------------------------------------------------------------
Effective Date through Jan 21, 2008                                                300,000,000
-------------------------------------------------------------------------------------------------
Period beginning Jan 21, 2008 through period ending Jan 21, 2009                   273,333,333
-------------------------------------------------------------------------------------------------
Period beginning Jan 21, 2009 through period ending Jan 21, 2010                   246,666,666
-------------------------------------------------------------------------------------------------
Period beginning Jan 21, 2010 through period ending Jan 21, 2011                   219,999,999
-------------------------------------------------------------------------------------------------
Period beginning Jan 21, 2011 through period ending Jan 21, 2012                   193,333,332
-------------------------------------------------------------------------------------------------
Period beginning Jan 21, 2012 through period ending Jan 21, 2013                   166,666,665
-------------------------------------------------------------------------------------------------
Period beginning Jan 21, 2013 through period ending Jan 21, 2014                   139,999,998
-------------------------------------------------------------------------------------------------
Period beginning Jan 21, 2014 through period ending Jan 21, 2015                   113,333,331
-------------------------------------------------------------------------------------------------
Period beginning Jan 21, 2015 through period ending Jan 21, 2016                    86,666,664
-------------------------------------------------------------------------------------------------
Period beginning Jan 21, 2016 through period ending Jan 21, 2017                    46,666,664
-------------------------------------------------------------------------------------------------